UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2013

SKULLCANDY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah		84098
(Address of principal executive offices)		(Zip Code)

(435) 940-1545

(Registrant’s telephone number, including area code):

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     In connection with the previously announced consolidation of the offices of Skullcandy, Inc. (the “Company”), Richard Sargente, the Company’s Vice President, North American Sales, notified management of the Company on July 19, 2013 that he would not be relocating to the Company’s headquarters in Park City, Utah, in order to pursue other opportunities.

To facilitate an orderly transition, Mr. Sargente has agreed to continue in his role as Vice President, North American Sales until August 18, 2013 (the “Separation Date”). In exchange, Mr. Sargente and the Company will enter into a Separation Agreement (the “Separation Agreement”) on Mr. Sargente’s last day of employment that provides for the following additional benefits in exchange for continuing his role through the Separation Date and executing and not revoking a release of claims in favor of the Company and its affiliates:

(i)	a transition bonus payment of $37,914.23 for continuing his role through the Separation Date;

(ii)	a severance payment of $63,190.38, which will be paid within fourteen days following the Separation Date; and

(iii)	premiums to continue COBRA coverage for ninety days following the Separation Date.

The description of the terms of the Separation Agreement attached hereto as Exhibit 10.1.

Item 9.01 Exhibits.

(d) Exhibits

10.1	Form of Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2013

SKULLCANDY, INC.

By:	/s/ Kyle Wescoat
Kyle Wescoat
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Separation Agreement